Exhibit 99.1

For Release May 29, 2003

Investor Contact:

Robert Verheecke

Blue Coat Systems, Inc.

(408) 220-2318

robert.verheecke@bluecoat.com

Media Contact:

Tony Thompson

Blue Coat Systems, Inc.

(408) 220-2305

tony.thompson@bluecoat.com

BLUE COAT SYSTEMS REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2003 FINANCIAL RESULTS

SUNNYVALE, Calif., May 29, 2003 – Blue Coat Systems, Inc. (Nasdaq: BCSI) today announced that revenue was $11.8 million for the fourth quarter of fiscal 2003 ended April 30, 2003, compared with revenue of $11.7 million in the prior quarter and revenue of $11.1 in the fourth quarter of fiscal 2002. Revenue for the fiscal year ended April 30, 2003 was $45.7 million, compared with revenue of $55.6 million for the fiscal year ended April 30, 2002.

On a GAAP basis, the Company reported a net loss of $1.2 million, or $0.14 per share, compared with a net loss of $4.1 million, or $0.47 per share, in the previous quarter. For the fiscal year ended April 30, 2003, Blue Coat reported a GAAP net loss of $15.9 million, or $1.81 per share, compared to a GAAP net loss of $247 million, or $29.66 per share for the fiscal year ended April 30, 2002.

The Company ended the fourth quarter of fiscal 2003 with $25.3 million in cash, cash equivalents and short-term and restricted investments, a decline of approximately $1.0 million during the quarter, which is significantly lower than the prior quarter’s $3.2 million decline in cash, cash equivalents, and short-term and restricted investments.

For the quarter, Web security products provided $7.8 million in revenue, legacy products provided $1.0 million in revenue, and service provided $3.0 million in revenue. Blue Coat’s Web security business remains strong, representing 89% of the company’s total product revenue. Blue Coat maintained its strong channel focus with 83% of revenue coming from indirect sources, compared to 17% from direct sales.

“We made excellent progress in the quarter due to better expense control and cash management, but our focus going forward is on growing product revenue,” said Brian NeSmith, President and CEO of Blue Coat Systems.

The Company also announced today that it recently discovered that it had overstated the Company’s non-cash stock compensation expense for the quarters ended July 31, 2002, October 31, 2002 and January 31, 2003, resulting in a net loss for those periods that was slightly lower than previously reported. The stock compensation expense for these periods was lower than previously reported by approximately $0.2 million in the third quarter of fiscal 2003, $0.1 million in the second quarter of fiscal 2003 and $0.5 million in the first quarter of fiscal 2003. This overstatement related to non-cash stock compensation expenses for certain employees who separated from the Company prior to being fully vested in their stock options. The Company amortizes deferred stock compensation using a graded method, and it had not adjusted compensation expense related to separated employees in the period of separation at the amount that was contractually vested as of the separation date. After adjusting the results in these prior quarters to correctly reflect the lower expense, the adjusted net loss on a GAAP basis was reduced to $4.1 million or $0.47 per share for the third quarter of fiscal 2003, to $5.1 million or $0.58 per share for the second quarter of fiscal 2003 and to $5.4 million or $0.62 per share for the first quarter of 2003. A reconciliation of the Company’s results for those periods is provided at the end of this release. The Company also discovered that it had overstated its deferred stock compensation expense for the fiscal years ended April 30, 2002 and 2001 by amounts that were immaterial to the financial results previously reported for those periods.

Operating Highlights

During the quarter, Blue Coat announced the industry’s first enterprise-class solutions for securing and controlling popular public instant messaging (IM) applications on corporate networks. The new IM Traffic Control solutions are designed to enable IT administrators to implement granular access control, centralized management, and logging of rogue AOL, MSN and Yahoo! IM applications on Blue Coat’s Web security appliance.

Also during the quarter, Blue Coat introduced the SG400 Web Security Appliance, a remote office and branch office (ROBO) Web “traffic cop.” The SG400 is the latest addition to the Blue Coat Security Gateway (SG) family that enables corporations to extend Web traffic protection and control to the network edge, while significantly reducing the administration and management costs for securing a distributed enterprise.

Blue Coat also released a new set of Web content filtering appliance bundles aimed at small-to-medium size enterprises (SMEs). The new 50, 100 and 250-user appliance bundles provide a single-source, “drop-in” platform for managing Web content in smaller organizations.

Blue Coat announced a number of successful customer wins, including the U.S. Air Force, which selected Blue Coat as the base platform for high-performance Web filtering and content delivery. Additionally, CompUSA deployed Blue Coat Systems to secure Web and peer-to-peer access among more than 15,000 users, while the National Institutes of Health selected Blue Coat to secure and manage Web content for more than 41,000 employees nationwide. Infonet, a leading managed service provider, also deployed Blue Coat to enable managed Web security services to nearly 3,000 of its global enterprise customers.

Conference Call and Webcast

The company will host a conference call today at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss the quarterly results. Participants should call (800) 310-6649 (toll-free) or (719) 457-2693 (toll call), pass code: 294513. A playback of the call will be available until June 3, 2003, at 12:00 midnight PDT, and can be accessed by calling (888) 203-1112 (toll-free) or (719) 457-0820 (toll call), pass code: 294513. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

About Blue Coat Systems

Blue Coat Systems is an industry leading Web security appliance company. Blue Coat’s Security Gateway platform enables IT to secure and granularly control users accessing Web applications by effectively accelerating port 80 security services, including content filtering, Web anti-virus, proxy caching and malicious mobile code defense. Headquartered in Sunnyvale, California, Blue Coat Systems can be reached at (408) 220-2200 or at http://www.bluecoat.com.

# # #

FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems’ expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems’ business are set forth in Blue Coat Systems’ most recently filed Form 10-Q for the three and nine months ended January 31, 2003, and other reports filed from time to time with the Securities and Exchange Commission.

NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

BLUE COAT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2003	April 30, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,784	$12,480
Short-term investments	10,538	27,466
Accounts receivable, net	8,080	6,100
Inventories	1,594	1,988
Prepaid expenses and other current assets	922	1,576

Total current assets	33,918	49,610

Property and equipment, net	3,024	6,047
Restricted investments	1,991	1,991
Other assets	1,059	1,066

Total assets	$39,992	$58,714

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$616	$2,558
Accrued payroll and related benefits	1,905	2,594
Deferred revenue	8,711	6,153
Other accrued liabilities	5,767	8,562

Total current liabilities	16,999	19,867

Accrued restructuring reserve	5,116	7,182
Deferred revenue	1,100	1,401

Total liabilities	23,215	28,450

Commitments

Stockholders’ equity:
Common stock	1	4
Additional paid-in capital	883,352	883,964
Treasury stock	(903)	(895)
Notes receivable from stockholders	(28)	(57)
Deferred stock compensation	(607)	(3,622)
Accumulated deficit	(865,051)	(849,123)
Accumulated other comprehensive income (loss)	13	(7)

Total stockholders’ equity	16,777	30,264

Total liabilities and stockholders’ equity	$39,992	$58,714

BLUE COAT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended April 30,		Year Ended April 30,
	2003	2002	2003	2002
	(unaudited)		(unaudited)

Net sales	$11,765	$11,108	$45,738	$55,641
Cost of goods sold	3,813	6,286	16,990	25,934

Gross profit	7,952	4,822	28,748	29,707

Operating expenses:
Research and development	2,289	7,241	11,398	35,082
Sales and marketing	5,484	6,667	25,227	30,046
General and administrative	957	2,134	4,819	9,524
Stock compensation	367	2,476	2,070	19,473
Goodwill amortization	—	1,690	—	29,489
Restructuring	—	12,917	1,273	15,475
Asset impairment	—	15,029	—	138,785

Total operating expenses	9,097	48,154	44,787	277,874

Operating loss	(1,145)	(43,332)	(16,039)	(248,167)
Interest income	160	242	578	2,096
Other income (expense)	(133)	12	(206)	(499)

Net loss before income taxes	(1,118)	(43,078)	(15,667)	(246,570)
Provision for income taxes	(124)	(115)	(261)	(461)

Net loss	$(1,242)	$(43,193)	$(15,928)	$(247,031)

Basic and diluted net loss per common share	$(0.14)	$(5.04)	$(1.81)	$(29.66)

Shares used in computing basic and diluted net loss per common share	8,876	8,573	8,777	8,329

Net loss and earnings per share revision to Quarterly Financial Results for deferred stock compensation adjustment:
	Q1 2003	Q2 2003	Q3 2003
Net loss, as reported	(5,963)	(5,173)	(4,352)
Net loss, as adjusted	(5,415)	(5,122)	(4,149)
Basic and diluted net loss per share, as reported	(0.69)	(0.59)	(0.50)
Basic and diluted net loss per share, as adjusted	(0.62)	(0.58)	(0.47)